Exhibit 10.28

LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

THIS LOCK-UP AND REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of June     , 2009 (the “Effective Date”), by and between eRESEARCHTECHNOLOGY, INC., a Delaware corporation (“ERT”) and OMNICOMM SYSTEMS, INC., a Delaware corporation (the “Buyer”).

WHEREAS, in connection with sale of certain assets by ERT to Buyer as of the date hereof pursuant to that certain Asset Purchase Agreement dated June     , 2009 between ERT and Buyer (the “Purchase Agreement”), Buyer issued an aggregate of 8,100,000 shares (the “Acquisition Shares”) of Buyer’s common stock, par value $0.001 per share (the “Common Stock”) to ERT; and

WHEREAS, in order to induce each other to enter into the Purchase Agreement, the parties desire to enter into an agreement to provide for the sale, assignment, transfer, encumbrance or other disposition of the Acquisition Shares which ERT owns and any shares of Common Stock issued with respect to the Acquisition Shares (collectively, the “Lock-Up Shares”), and to provide for certain rights (including, without limitation, registration rights) and obligations in respect thereof.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Definitions. Capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to such terms in the Purchase Agreement.

Agreement to Restrict Shares. Without Buyer’s prior written consent, which consent shall not be unreasonably delayed or conditioned:

ERT hereby agrees that it will not, directly or indirectly: (i) offer for sale, sell, assign, pledge, transfer, or otherwise dispose of any of the Lock-Up Shares (each, a “Transfer”); (ii) enter into any transaction or device that is designed to, or could be expected to, result in the Transfer at any time in the future of any of the Lock-Up Shares; (iii) enter into any swap, derivatives transaction or other transaction of any nature whatsoever that Transfers to another Person, in whole or in part, any of the economic benefits or risks of ownership of the Lock-Up Shares, whether any such transaction is to be settled by delivery of any portion of the Lock-Up Shares or other securities, in cash or otherwise; or (iv) publicly disclose the intention to do any of the foregoing, during the period beginning on and including the date hereof, which is Closing Date under the Purchase Agreement, through the date that is twelve (12) months following the date hereof (the “Lock-Up Period”).

ERT agrees and consents to the entry of stop transfer instructions with Buyer’s transfer agent for the Common Stock, prohibiting Transfers of the Lock-Up Shares by ERT in contravention of the restrictions set forth herein. In furtherance of the foregoing, Buyer, and its transfer agent, on Buyer’s behalf, are hereby authorized: (i) to decline to make any Transfer of the Lock-Up Shares, or any part thereof, if such Transfer would constitute a violation or breach of this Agreement; and (ii) to imprint on any certificate(s) representing the Lock-Up Shares, a legend describing the restrictions contained herein.

ERT understands that its covenants and agreements pursuant to this Agreement are irrevocable and shall be binding upon its heirs, legal representatives, successors and assigns.

Compliance with Securities Laws. ERT shall not Transfer any Lock-Up Shares, unless (a) the Transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and in compliance with any other applicable federal securities laws and state securities or “blue sky” laws or (b) no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or “blue sky” laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or “blue sky” laws.

Representations and Warranties.

ERT hereby represents and warrants that: (i) it has the full power and authority to enter into this Agreement and that the officer executing this Agreement on behalf of ERT has been duly authorized by ERT to execute same on behalf of ERT; (ii) this Agreement constitutes the legal, valid and binding obligation of ERT and is enforceable against ERT in accordance with its terms; and (iii) neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereby, constitutes a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with: (A) the certificate of incorporation, bylaws or any other governing documents of ERT; (B) any provision of any Contract to which ERT is a party; (C) any Judgement; or (D) any Law.

Buyer hereby represents and warrants that: (i) it has the full power and authority to enter into this Agreement and that the officer executing this Agreement on behalf of Buyer has been duly authorized by Buyer to execute same on behalf of Buyer; (ii) this Agreement constitutes the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms; and (iii) neither the execution, delivery nor performance of this Agreement, nor the consummation of the transactions contemplated hereby, constitutes a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with: (A) the certificate of incorporation, bylaws or any other governing documents of Buyer; (B) any provision of any Contract to which Buyer is a party; (C) any Judgement; or (D) any Law.

Registration Rights.

Demand Registration. At any time after the Lock-Up Period and subject to the limitations of Section 5(b) below, ERT shall have the right (which right is in addition to the registration rights under Section 5(c) hereof), exercisable by written notice to Buyer (the “Demand Notice”), to have Buyer prepare and file with the Securities and Exchange Commission (the “SEC”), a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for Buyer and counsel for ERT, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of all or any portion of the Lock-Up Shares in the manner specified in the Demand Notice. Buyer will use its reasonable best efforts (subject to the provisions of Section 5(d) below limiting the number of securities to be included in a registration) to register the number of shares specified in the Demand Notice as expeditiously as possible. The Buyer reserves the right to include in the registration statement filed pursuant to the request for registration by ERT under this Section 5(a), any registrable securities of any other shareholder of the Buyer or registrable securities of the Buyer being sold for the Buyer’s account.

Limitations. Notwithstanding anything herein to the contrary, the Buyer will not be required to honor a Demand Notice pursuant to Section 5(a) hereof, if: (i) prior to the date of the Demand Notice, Buyer has effected two (2) registrations pursuant to Section 5(a); (ii) the registrable securities requested by ERT to be so registered do not have an anticipated gross aggregate offering price in excess of $500,000; (iii) such request is received by the Buyer (A) less than one hundred twenty (120) days following the effective date of any previous registration statement filed in connection with a request under Section 5(a), or (B) less than ninety (90) days following the effective date of any previous registration statement filed in connection with a request under Section 5(c) below, regardless of whether ERT exercised its rights under this Agreement with respect to such registration; (iv) within ten (10) business days of receipt of a Demand Notice from ERT, the Buyer gives notice to ERT of Buyer’s intention to file a registration statement within sixty (60) days; (v) Buyer shall furnish to ERT a certificate signed by the Buyer’s chief executive officer stating that in the good faith judgment of the Board of Directors of Buyer, it would not be in Buyer’s and its shareholders’ best interest for such registration statement to be effected at such time, in which event Buyer shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the Demand Notice, provided that such right to delay such a request shall be exercised by Buyer not more than once in any twelve (12) month period; and provided further that Buyer shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period, other than pursuant to Section 5(a) hereof, on Forms S-8, S-4 or comparable registration statements, Form S-3 relating solely to dividends or interest reinvestment plans, and registrations that do not permit resales; (vi) Buyer furnishes to ERT a certificate signed by Buyer’s chief executive officer stating that in the good faith judgment of Buyer’s Board of Directors it would be materially detrimental to Buyer and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (A) require premature disclosure of material information that Buyer has a bona fide business purpose for preserving as confidential, (B) render Buyer unable to comply with requirements under the Securities Act or Securities Exchange Act of 1934 (the “Exchange Act”), or (C) impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving Buyer or any of its subsidiaries, in which event Buyer shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the receipt of the Demand Notice by Buyer; provided, however, that Buyer may not invoke this right more than once in any twelve (12) month period; and provided further that Buyer shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than pursuant to Section 5(a) hereof, on Forms S-8, S-4 or comparable registration statements, Form S-3 relating solely to dividends or interest reinvestment plans, and registrations that do not permit resales.

Piggyback Registration. At any time after the Lock-Up Period, if Buyer proposes to register any of its securities under the Securities Act (other than pursuant to Section 5(a) hereof, on Forms S-8, S-4 or comparable registration statements, Form S-3 relating solely to dividends or interest reinvestment plans, and registrations that do not permit resales), Buyer will give written notice by registered mail, at least thirty (30) business days prior to the filing of each such registration statement, to ERT. If ERT notifies (which notification shall specify the number of Lock-Up Shares intended to be disposed of by ERT) Buyer within twenty (20) business days after receipt of any such notice of its desire to include any Lock-Up Shares in such proposed registration statement, Buyer shall afford

ERT the opportunity to have any such Lock-Up Shares registered under such registration statement and shall cause to be registered all such Lock-Up Shares elected to be registered. Notwithstanding the provisions of this Section 5(c), Buyer shall have the right at any time after it shall have given written notice pursuant to this Section 5(c) (irrespective of whether a written request for inclusion of any such securities shall have been made by ERT) to elect to postpone or not to file any such proposed registration statement, or to withdraw the same after filing but prior to the effective date thereof.

Underwriter Requirements.

(i) If, pursuant to Section 5(a), ERT intends to distribute the Lock-Up Shares by means of an underwriting, it shall so advise Buyer as a part of its Demand Notice made pursuant to Section 5(a). The underwriters will be selected by Buyer and shall be reasonably acceptable to ERT. In such event, the right, if any, of any holder to include its securities of Buyer in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s securities of Buyer in the underwriting to the extent provided herein. ERT and all holders proposing to distribute their securities through such underwriting shall, as a condition to participate in such underwriting, enter into an underwriting agreement in customary form with the underwriters selected for such underwriting and complete and execute all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Notwithstanding any other provision of this Section 5(d), if the underwriters advise ERT in writing that marketing factors require a limitation on the number of shares to be underwritten, then Buyer shall so advise all other holders of securities of Buyer participating in the offering that otherwise would be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated among ERT and such holders, in proportion (as nearly as practicable) to the number of registrable securities owned by ERT and each holder or in such other proportion as shall mutually be agreed to by ERT and all such selling holders; provided, however, that the number of Lock-Up Shares held by ERT to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting and provided, further, that to the extent all of the Lock-Up Shares are included in such underwriting, the number of securities of Buyer held by holders exercising registration rights to be included in such underwriting shall not be reduced unless all other securities (other than the Lock-Up Shares) are entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, Buyer or the underwriters may round the number of shares allocated to ERT or any holder to the nearest 100 shares.

(ii) In connection with any offering involving an underwriting of shares of the Buyer’s capital stock pursuant to Section 5(c), Buyer shall not be required to include any Lock-Up Shares unless ERT accepts the terms of the underwriting as agreed upon between Buyer and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by Buyer. If the total number of securities requested by stockholders to be included in such offering exceeds the number of securities to be sold that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then Buyer shall be required to include in the offering only that number of such securities, including Lock-Up Shares, which the underwriters and Buyer in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the registrable securities requested to be registered can be included in such offering, then the number registrable securities that are to be included in such offering shall be included in the following order: (A) first, before any other registrable securities are included in the underwriting, all of the registrable securities being sold on the account of Buyer if

Buyer actually initiated the registration, or, if Buyer did not initiate registration, all of the registrable securities of the holder who initiated the registration, (B) second, the number of registrable securities to be included in the underwriting shall be allocated among ERT and other holders of registrable securities exercising piggyback registration rights in proportion (as nearly as practicable to) the number of registrable securities owned by ERT and each such holder or in such other proportions as shall mutually be agreed to by ERT and all such holders and (C) third, the number of registrable securities to be included in the underwriting shall be allocated among ERT and all other selling holders (including, if applicable, Buyer) in proportion (as nearly as practicable to) the number of registrable securities owned by ERT and each selling holder or in such other proportions as shall mutually be agreed to by ERT and all such selling holders. To facilitate the allocation of shares in accordance with the above provisions, Buyer or the underwriters may round the number of shares allocated to ERT or any holder to the nearest 100 shares.

(iii) For the sake of clarity, the term “registrable securities” shall include the Lock-Up Shares and any Common Stock or other securities issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Lock-Up Shares.

Expenses of Registration. All expenses (other than all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Lock-Up Shares, which shall be paid by ERT) incurred in connection with any registration, qualification or compliance pursuant to Section 5 hereof, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Buyer, and expenses of any special audits incidental to or required by such registration, shall be borne by Buyer. Buyer shall also pay for the reasonable and actual fees and disbursements of one law firm retained by ERT, relating to any action taken pursuant to Section 5(a); provided, however, that in no event shall Buyer be required to reimburse legal fees for ERT in excess of $15,000 per registration statement. Notwithstanding anything contained herein to the contrary, in the event, pursuant to Section 5(a), ERT intends to distribute the Lock-Up Shares by means of an underwriting, then the fees and disbursements of the underwriter(s), customarily paid by issuers or sellers of securities, shall allocated among the holders (including Buyer) selling securities of Buyer in such underwriting on a pro rata basis based on the number of securities sold.

Registration Procedures. If and whenever Buyer is required by the provisions hereof to use its reasonable best efforts to effect the registration of any Lock-Up Shares under the Securities Act, Buyer will, in each of the instances below, use its reasonable best efforts, as expeditiously as possible, to:

(i) prepare and file with the SEC a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective and to remain effective for the period commencing on the effective date of the registration statement and ending on the earlier of: (A) the date on which the sale of all Lock-Up Shares covered thereby is completed, and (B) 360 days after such effective date (the “Requisite Period”); provided, however, that the Requisite Period shall be extended for a period of time equal to the period ERT agrees to refrain from selling any securities included in such registration at the request of Buyer;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Requisite Period and comply with the provisions of the Securities Act with respect to the disposition of all Lock-Up Shares covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement for such period;

(iii) furnish to ERT such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the intended disposition of the Lock-Up Shares covered by such registration statement;

(iv)(A) to register or qualify the Lock-Up Shares covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as ERT reasonably shall request, (B) to prepare and file in those United States jurisdictions such amendments (including post-effective amendments) and supplements, and take such other actions, as may be reasonably necessary to maintain such registration and qualification in effect at all times for the period of distribution contemplated thereby, and (C) to take such further action as may be reasonably necessary or advisable to enable the disposition of the Lock-Up Shares in such jurisdictions, except that the Buyer will not for any such purpose be required (X) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5(f)(iv) be obligated to be so qualified, (Y) to subject itself to taxation in any such jurisdiction, or (Z) to consent to general service of process in any jurisdiction;

(v) list the Lock-Up Shares covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(vi) immediately notify ERT at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which Buyer has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and promptly amend or supplement such registration statement to correct any such untrue statement or omission;

(vii) notify ERT of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

(viii) permit counsel of ERT to review the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing (provided, however, that in no event shall Buyer be required to reimburse legal fees in excess of $15,000 per registration statement) and Buyer shall not file any document in a form to which such counsel reasonably objects;

(ix) if the offering is an underwritten offering, enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between such underwriter and companies of Buyer’s size and investment stature, including, without limitation, customary indemnification and contribution provisions;

(x) if the offering is an underwritten offering, at the request of ERT, use its reasonable best efforts to furnish to ERT: (A) a copy of an opinion, dated such date, of counsel representing Buyer for the purposes of such registration, addressed to the underwriters, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical information contained therein) and (3) to such other effects as reasonably may be requested by counsel for the underwriters; and (B) a copy of a letter, dated such date, from the independent public accountants retained by Buyer, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Buyer included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(xi) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Lock-Up Shares to be sold pursuant to the registration statement; and

(xii) take all other reasonable actions necessary to expedite and facilitate the registration of the Lock-Up Shares pursuant to the registration statement.

Indemnification by Buyer. Buyer will indemnify and hold harmless ERT, each partner, member, stockholder, director, officer, and employee of ERT, each other person, if any, who controls ERT within the meaning of the Securities Act, and each underwriter, if any, and each person who controls any underwriter of the Lock-Up Shares, from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (preliminary or final), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by Buyer of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Buyer and relating to action or inaction required by Buyer in connection with any registration, qualification or compliance required of Buyer under its obligations under Section 5 above, and Buyer will reimburse ERT, each of its officers, directors, employees, members, stockholders and partners, and each person controlling ERT, each such underwriter and each person who controls any such underwriter, for any reasonable legal and other expenses reasonably incurred by it in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5(g) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of Buyer (which consent shall not be unreasonably withheld), and provided, further, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon Buyer’s reliance on an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by ERT, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

Indemnification by ERT. ERT will indemnify and hold harmless Buyer, each partner, member, stockholder, director, officer, and employee of Buyer, each other person, if any, who controls Buyer within the meaning of the Securities Act, and each underwriter, if any, and each person who controls any underwriter, in connection with any rights ERT has under Section 5 with respect to the Lock-Up Shares, from and against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based upon (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (preliminary or final), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, (ii) the omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by ERT of any rule or regulation promulgated under the Securities Act or any state securities law applicable to ERT and relating to action or inaction required by ERT in connection with any such registration, qualification or compliance, if such untrue statement (or alleged untrue statement) or omission (or alleged omission) or violation arises out of is based upon written information furnished by ERT to Buyer, any underwriter or any controlling persons thereof, in writing specifically for use in the preparation of such prospectus (preliminary or final), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, and ERT will reimburse Buyer, each of its officers, directors, employees, members, stockholders and partners, and each person controlling Buyer, each such underwriter and each person who controls any such underwriter, for any reasonable legal and other expenses reasonably incurred by it in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 5(h) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of ERT (which consent shall not be unreasonably withheld).

Contribution. If the indemnity and reimbursement obligation provided for in either Sections 5(g) or 5(h) is unavailable or insufficient to hold harmless a party entitled to indemnification (an “Indemnified Party”) in respect of any claims, losses, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then the party responsible for the indemnification obligation (an “Indemnifying Party”) will contribute to the amount paid or payable by the Indemnified Party as a result of such claims, losses, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such claims, losses, damages or liabilities, as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5(i) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(i). The amount paid by an Indemnified Party as a result of the claims, losses, damages or liabilities referred to in the first sentence of this Section 5(i) will be deemed to include any reasonable legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any claims, losses, damages or liabilities which are the subject of this Section 5(i).

No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

Information by ERT. ERT shall promptly furnish to Buyer such information regarding ERT as Buyer may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein. In addition, ERT agrees by acquisition of the Lock-Up Shares, that upon receipt of any notice from the Buyer of the happening of any event of the kind described in Section 5(f)(vi), ERT will forthwith discontinue ERT’s disposition of any Lock-Up Shares pursuant to the registration statement relating to such Lock-Up Shares until ERT’s receipt of the copies of the supplemented or amended prospectus or registration statement contemplated by Section 5(f)(vi) and, if so directed by the Buyer, will deliver to the Buyer all copies, other than permanent file copies, then in ERT’s possession of the prospectus and/or registration statement relating to such Lock-Up Shares current at the time of receipt of such notice.

Rule 144. With a view to making available to ERT benefits of certain rules and regulations of the SEC, which may permit the sale of the Lock-Up Shares to the public without registration, Buyer agrees at all times to:

(i) make and keep public information available, as those terms are understood and defined in SEC Rule 144(c) under the Securities Act;

(ii) file with the SEC in a timely manner all reports and other documents required of Buyer under the Securities Act and the Exchange Act;

(iii) so long as ERT owns any Lock-Up Shares to furnish to ERT forthwith upon request a written statement by Buyer as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Buyer, and such other reports and documents so filed by Buyer as ERT may reasonably request in writing in complying with any rule or regulation of the SEC allowing ERT to sell any such securities without registration.

Assignment of Registration Rights. The rights to have Buyer register Lock-Up Shares pursuant to this Agreement may be assigned by ERT to transferees or assignees of such Lock-Up Shares; provided, that, that the transferee or assignee of such rights assumes in writing the obligations of ERT under this Agreement.

Termination. The registration rights made available to ERT under Section 5 hereof shall cease and terminate and be of no further force or effect with respect to any of such Lock-Up Shares, when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been distributed to the public pursuant to Rule 144, (iii) such securities shall have ceased to be outstanding, or (iv) such securities can be distributed to the public without restrictions of any kind pursuant to Rule 144(k) promulgated by the SEC under the Securities Act.

Further Assurances. ERT and Buyer hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Buyer or ERT, or their respective legal counsel, to carry out the intent of this Agreement or enforce its terms.

Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to ERT:	eResearchTechnology, Inc.
1818 Market Street, Suite 1000
Philadelphia, PA 19103
Attn: Keith D. Schneck, Executive Vice President and CFO
Telephone: (215) 282-5566
Facsimile: (215) 565-2532
E-Mail: kschneck@ert.com

With a copy to:	Duane Morris, LLP
30 South 17th Street
Philadelphia, PA 19103
Attn: Thomas G. Spencer, Esq.
Telephone: (215) 979-1218
Facsimile: (215) 689-4405
E-Mail: tgspencer@duanemorris.com

If to Buyer:	OmniComm Systems, Inc.
2101 W. Commercial Blvd., Suite 4000
Ft. Lauderdale, FL 33309
Attn: Ronald T. Linares, CFO
Telephone: (954) 473-1254
Facsimile: (954) 473-1256
E-Mail: rtlcfo@omnicomm.com

With a copy to:	David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft, Lauderdale, FL 33309
Attn: David Kahan, Esq.
Telephone: (954) 548-3930
Facsimile: (954) 548-3910
E-Mail: david@evrealty.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed received: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address above, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, requests or demands or other communications referred to in this Agreement may be sent by facsimile (with receipt confirmed in writing on the sender’s facsimile machine) or other method of delivery, but shall be deemed to have been given only when confirmed received by the other party.

Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter. This Agreement may not be amended or modified except by a writing signed by all of the parties hereto.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

Binding Effect; Assignment. Subject to Section 5(i), this Agreement and the rights and obligations hereunder may not be assigned or delegated by ERT or Buyer, without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

Waiver. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver, or a waiver of any future or past breach or violation, or a waiver of any other term, provision or covenant of this Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.

ERT:

eRESEARCHTECHNOLOGY, INC., a Delaware corporation

By:
Name:
Title:

BUYER:

OMNICOMM SYSTEMS, INC., a Delaware corporation

By:
Name:
Title: